Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of October 26th, 2022 (the “Effective Date”) between Cheetah Net Supply Chain Service Inc., with an address of 6201 Fairview Road, Suite 225, Charlotte, North Carolina, 28210 USA (“Company”), and Robert Cook, with an address at [*] (“Employee”) (Company and Employee are each a “Party” and collectively the “Parties”).

Whereas, Employee is experienced in finance, U.S. Securities and Exchange Commission reporting, investor relations, and corporate administration; and

Whereas, Company desires to retain Employee to provide financial management and internal control services and Employee agrees to provide such services, in accordance with the terms and conditions set forth in this Agreement;

Now, Therefore, in consideration of the premises, mutual covenants, terms, and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Services. Employee shall serve as chief financial officer of Company. Employee will provide financial management and internal control services to Company, as further described in Exhibit A - (the “Services”). Employee shall provide such services as Company may reasonably request. Employee agrees to devote as much of his time, efforts, professional attention, knowledge, and experience as may be necessary to carry on fully his duties, responsibilities and the Services pursuant to this Agreement. Nothing herein shall preclude the Employee from (i) serving, with the prior written consent of the Board, which consent may not be unreasonably withheld, as a member of the board of directors or as an advisor or consultant to other corporations (or their equivalents in the case of non-corporate entities) (each an “Outside Service Capacity” and collectively, “Outside Service Capacities”), and (ii) engaging in charitable activities and community affairs; however, without limiting the generality of the foregoing, the Board expressly reserves the right to withhold or withdraw its consent, in its sole discretion, to any Outside Service Capacities following the date hereof in the event (x) of an identified conflict of interest with respect to Employee’s duties and obligations to the Company that is related to or arising from such Outside Service Capacities, or (y) the Employee’s performance in providing the Services is, or may be, in the sole discretion of the Board, adversely affected by the Employee’s participation in such Outside Service Capacities. Should the Company exercise its rights under this Section 1 to withhold or withdraw consent to any Outside Service Capacities it will provide the Employee with written notice thereof.

2. Appointment; Term. Company hereby appoints Employee and Employee hereby accepts such appointment as chief financial officer for Company, subject to the terms and conditions of this Agreement. The term of this Agreement shall commence on the Effective Date.

3. Use of Company Facilities, Equipment; Place of Performance. Employee shall not have a dedicated workspace or equipment at Company offices and shall not have set hours for the performance of the Services. Company may authorize use of certain Company facilities and services, including, but not limited to, use of temporary office space and Company equipment related to authorized projects, as long as such use does not interfere with the day-to-day operations of Company. The Employee’s home shall be his principal place of employment. The Employee acknowledges that he may at times be required to travel on Company business to the Company’s New York office or to other locations during the employment.

4. Ownership of Work Product. All work product developed by Employee, in whole or in part, either alone or jointly with others, during the employment by Company, which may relate in any manner to the actual or anticipated business, work, research, or development of Company, or which result, to any extent, from the Services performed by Employee for Company, or use of Company’s Confidential Information (as defined below), will be the sole property of Company.

5. Compensation and Benefits. For the Services rendered by Employee in any capacity under this Agreement during the employment, Employee shall receive compensation and benefits as follows:

5.1            Base Compensation. Prior to the completion of the Company’s proposed initial public offering (the “IPO”), Company shall pay Employee a fee based on the working hours he spends on providing the Services to Company at an hourly rate of $200 (before tax, and hereinafter referred to as “Pre-IPO Salary Mode”). Travel time to attend meetings at the Company’s request during the period of Pre-IPO Salary Mode shall be billed at one-half of the hourly rate up to a maximum of $500 per trip. Employee shall invoice the Company within three business days of the last business day of the calendar month for the total hours spent in performing the Services during that month, including a description of each activity. Company agrees to reimburse Employee for his time and expenses within fifteen (15) business days of receipt of such invoice. Upon the successful completion of the IPO, the Pre-IPO Salary Mode shall terminate and Company shall pay Employee a base salary of $150,000 per year (before tax, prorated for any partial year). Employee’s base salary is payable in accordance with Company’s normal payroll practices as in effect from time to time, less all applicable amounts required to be deducted or withheld under applicable law or under any employee benefit plan or program in which Employee participates. Company shall review Employee’s performance from time to time for purposes of, among other things, determining the appropriateness of increasing or decreasing his base salary hereunder.

5.2            Stock Compensation. Each fiscal year after the closing of the IPO, Employee shall be eligible to receive shares of common stock of the Company having a market value of $30,000 as of the date of the grant through the Company’s stock incentive plan (the “Stock Compensation”). The Stock Compensation shall be granted pursuant to the terms of the Company’s stock incentive plan and the relevant award agreements. Employee must be continuously and actively employed by Company through the last day of the fiscal year in question to be eligible to earn such Stock Compensation.

5.3          Annual Bonus. After Company’s successful completion of the IPO, if a follow-on offering (“FPO”) closes in a fiscal year, Employee shall be eligible to receive a cash bonus equal to 0.5% of the net proceeds of the FPO at the end of that fiscal year. Employee must be continuously and actively employed by Company through the last day of the fiscal year in question to be eligible to earn such a bonus.

5.4          Benefits. Company shall also pay and contribute to any employee retirement plans, and provide health insurance, disability insurance plan benefits, and other fringe benefits generally in effect for salaried employees of the Company, beginning on the Effective Date, and in accordance with and on the same terms as are generally in effect for employees of the Company. The Employee shall be allowed paid time off for vacations, holidays, and other employee benefits not described above, in accordance with the Company’s policies in general effect for the Company’s salaried employees.

6. Expenses. Company shall promptly reimburse Employee for all reasonable travel related expenses incurred in the ordinary course of providing services outlined in this Agreement. Reimbursable expenses shall not be limited to, but shall include, reasonable costs of airfare, hotels, business meals when traveling, and mileage reimbursement. Employee shall provide a formal accounting of all expenses, including receipts, on a monthly basis for approval and payment.

7. Termination. EMPLOYEE AGREES AND ACKNOWLEDGES THAT EMPLOYEE’S EMPLOYMENT HEREUNDER IS “AT WILL”, AND, JUST AS EMPLOYEE HAS THE RIGHT TO TERMINATE HIS EMPLOYMENT WITH COMPANY AT ANY TIME FOR ANY REASON, COMPANY HAS THE SAME RIGHT, AND MAY TERMINATE THE EMPLOYMENT WITH EMPLOYEE AT ANY TIME FOR ANY REASON. IN THE EVENT THAT EITHER PARTY WISHES TO TERMINATE THE EMPLOYMENT, THE PARTY INITIATING THE TERMINATION SHALL PROVIDE TWO WEEKS PRIOR WRITTEN NOTICE TO THE OTHER PARTY. EMPLOYEE FURTHER AGREES AND ACKNOWLEDGES THAT ANY BONUS PAYABLE TO EMPLOYEE WILL BE MADE, IF AT ALL, AT THE SOLE DISCRETION OF COMPANY. This Agreement shall automatically terminate upon the death of Employee. In the event of the termination of this Agreement, Company shall pay Employee the base salary through the date of termination.

8. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, electronically, telecopied or sent by certified, registered or express mail, postage prepaid, to the Parties at the following addresses or at such other addresses as shall be specified by the Parties by like notice, and shall be deemed given when so delivered personally, electronically, telecopied or if mailed, five (5) days after the date of mailing, as follows:

If to Company:

Cheetah Net Supply Chain Service Inc.

6201 Fairview Road, Suite 225

Charlotte, North Carolina, 28210

Or through electronic mail at [*]

If to Employee:

Robert Cook

[*]

Or through electronic mail at [*]

9. Confidentiality; Non-Solicitation.

A. Employee shall keep secret and retain the confidential nature of all Confidential Information (as defined herein) belonging to Company and take such other precautions with respect thereto as Company, in its sole discretion, may reasonably request. Employee shall not at any time, whether before or after the termination of this Agreement, use, copy, disclose or make available any Confidential Information (as defined herein) to any corporation, governmental body, individual, partnership, trust or other entity (a “Person”); except that Employee may use, copy or disclose to any Person any Confidential Information (as defined herein) (i) to the extent required in the performance of the Services, (ii) to the extent it becomes publicly available through no fault of Employee, and (iii) to the extent Employee is required to do so pursuant to applicable law or court order.

B. For purposes of this Agreement, “Confidential Information” shall mean all information pertaining to the affairs and operations of Company that is not generally available to the public and that Company desires to keep confidential, including, but not limited to, trade secrets, inventions, financial information, information as to customers, clients or patients, and suppliers, sales and marketing information, and all documents and other tangible items relating to or containing any such information. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to Company.

C. All Confidential Information disclosed or made available by Company to Employee shall at all times remain the personal property of Company and all documents, lists, plans, proposals, records, electronic media or devices and other tangible items supplied to Employee that constitute or contain Confidential Information shall, together with all copies thereof, and all other property of Company, be returned to Company immediately upon termination of this Agreement for whatever reason or sooner upon demand.

D. Notwithstanding the foregoing, nothing in this Agreement shall (i) prohibit Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by Company of any reporting described in clause (i).

E. Pursuant to The Defend Trade Secrets Act (18 USC § 1833(b)), Employee may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, Employee, if suing Company for retaliation based on the reporting of a suspected violation of law, may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and Employee does not disclose the trade secret except pursuant to court order.

F. Employee acknowledges that a breach of the provisions of this Section 9 shall cause irreparable harm to Company for which it will have no adequate remedy at law. Employee agrees that Company may, in its sole discretion, obtain from a court of competent jurisdiction an injunction, restraining order or other equitable relief in favor of itself restraining Employee from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy which Company may have in law or in equity.

G. Additionally, during the employment, Employee shall not induce or solicit Company’s employees, agents, Employees, contractors, clients, and customers away from Company on its behalf or on behalf of any other company or person. Employee agrees that this Section 9, the scope of the territory covered, the actions restricted thereby, and the duration of such covenant are reasonable and necessary to protect the legitimate business interests of Company.

H. The confidentiality and non-solicit obligations set forth herein shall survive for a period of twelve (12) months after the termination or expiration of this Agreement.

10. Indemnification. Employee and Company shall mutually indemnify, defend (with counsel chosen by Company), and hold each other harmless from and against any and all claims, losses, damages, liabilities, actions, costs and expenses, including, but not limited to, reasonable legal fees and expenses, paid or incurred by the other party and arising directly and indirectly out of: (i) any breach of this Agreement by the either party, (ii) any breach by either party of written policies or standards for Company or (iii) any other act or omission of either party.

11. Miscellaneous.

A. Tax Withholding. Company may withhold from Employee any amounts payable under this Agreement for such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

B. Governing Law; Jurisdiction and Venue. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect, and in all other respects by the laws of the State of North Carolina and the federal laws of the United States applicable therein, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, Employee and Company hereto specifically consent and agree that the venue of any such action shall be in the courts of North Carolina and each of Employee and Company hereby waive any claim that such venue is an inconvenient forum for the resolution of such proceeding.

C. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto and supersedes any prior agreement or understanding, whether oral or written, between the Parties hereto with respect to the subject matter hereof.

D. Waivers and Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

E. Assignment. This Agreement may not be assigned by either Party without the prior written consent of a duly authorized officer of the other Party. The merger or consolidation of a Party, or the sale of all or substantially all of the assets or shares of a Party hereto, shall not be deemed an assignment of this Agreement.

F. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

G. Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

H. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or email, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows.]

In Witness Whereof, the Parties have entered into this Employment Agreement as of the Effective Date set forth above.

Cheetah Net Supply Chain Service Inc.

By:	/s/ HUAN LIU
Name:	HUAN LIU
Title:	CEO

Employee

/s/ Robert Cook
Name:	Robert Cook

Exhibit A – Services

•	Lead all SEC filing, including but not limited to filings of 10Q and 10K;

•	Lead all US company filings including tax and US registration;

•	Ensure that adequate controls are established and maintained over financial reporting;

•	Investor relations matters;

•	Work with other management team members, bankers, attorneys, and accountants in evaluation, development, and execution of company strategy; and

•	Support M&A activities.